Exhibit 99.1

FOR IMMEDIATE RELEASE

J. Alexander’s Holdings, Inc. Reports Results For First Quarter Of 2016

NASHVILLE, TN, May 3, 2016 – J. Alexander’s Holdings, Inc. (NYSE: JAX) (the Company), today reported financial results for the 13 weeks of the first quarter ended April 3, 2016.

First Quarter 2016 Highlights Compared To The First Quarter Of 2015

•	Net sales increased 1.2% to $56,879,000 in the most recent quarter from $56,184,000 in the first quarter of 2015. Factors which impacted sales during the comparable quarters included the following:

–	The New Year’s Eve week, traditionally one of the Company’s strongest sales weeks, occurred twice during fiscal 2015 and this had a positive impact on both the first and fourth quarters of fiscal 2015. The first quarter of 2016 began January 4, 2016 and, as such, did not receive the benefit of the New Year’s Eve week. The estimated impact on sales due to the absence of New Year’s week in the first quarter of fiscal 2016 was $905,000 within the same store base of restaurants, and the corresponding estimated impact on pre-tax income was $535,000, which had a negative impact on comparability of the two periods.

–	During the first quarter of 2015, the Company closed affected J. Alexander’s/Redlands Grill restaurants and Stoney River Grill and Steakhouse restaurants a total of 17 and 15 days, respectively, due to weather-related conditions. As a result of a milder winter during 2016, the Company closed affected J. Alexander’s/Redlands Grill restaurants and Stoney River Grill and Steakhouse restaurants a total of five and six days, respectively, during the most recent quarter.

–	During the first quarter of 2015, the Company closed its Troy, Michigan J. Alexander’s restaurant for 35 days while it underwent a significant remodel. No corresponding closures existed during the first quarter of 2016.

–	On January 25, 2016, the Company opened a Stoney River Steakhouse and Grill in Germantown, Tennessee. The first quarter of 2016 reflects results of operations for the 10 weeks this restaurant was open during the quarter.

•	For the J. Alexander’s/Redlands Grill restaurants, average weekly same store sales per restaurant were $115,000, down 3.0% from $118,600 in the first quarter a year earlier. For the Stoney River Steakhouse and Grill restaurants, average weekly same store sales increased for the seventh consecutive quarter, rising by 0.7% to $75,100 from $74,600 in the first quarter of 2015.

•	Income from continuing operations before income taxes amounted to $2,999,000 during the first quarter of 2016 compared to $4,961,000 in the first quarter a year ago.

•	Net income for the first quarter of 2016 totaled $2,290,000, down from $4,773,000 recorded in the first quarter of 2015.

•	Adjusted EBITDA(1) was $6,728,000, down 13.9% from $7,811,000 during the first quarter of 2015.

•	Basic and diluted earnings per share totaled $0.15 for the first quarter of 2016 and $0.32 for the first quarter of 2015. In computing earnings per share for periods prior to the Company’s spin-off from Fidelity National Financial Ventures, LLC (FNFV) in September 2015, weighted average common shares outstanding are based on the number of shares outstanding at the date of the Company’s spin-off from FNFV as if all shares had been outstanding since the beginning of the earliest period presented.

•	Restaurant Operating Profit margin (2) was 15.2% for the first quarter of 2016 as compared to 16.8% in the corresponding quarter of 2015.

•	Cost of sales as a percentage of net sales in the first quarter of 2016 amounted to 31.8% as compared to 31.1% in the first quarter of 2015.

(1)	Please refer to the financial information accompanying this release for our definition of and a reconciliation of the non-GAAP financial measure Adjusted EBITDA to net income. Management uses Adjusted EBITDA to evaluate operating performance and the effectiveness of its business strategies.

(2)	“Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit, a non-GAAP financial measure, to net sales. Please refer to the financial information accompanying this release for our definition of and a reconciliation of the non-GAAP financial measure Restaurant Operating Profit to net income. Management uses Restaurant Operating Profit to measure operating performance at the restaurant level.

Stock Repurchase Program

During the fourth quarter of 2015, the Company’s Board of Directors authorized a share repurchase program for up to 1.5 million shares of the Company’s outstanding common stock over the next three years, ending October 29, 2018. The Company expects to fund share repurchases from cash on hand and operating cash flow. Repurchases will be made in accordance with applicable securities laws and may be made from time to time in the open market. The timing, prices and amount of repurchases will depend upon prevailing market prices, general economic and market conditions and other considerations. The repurchase program does not obligate the Company to acquire any particular amount of stock. During the first quarter of 2016, 53,250 shares were repurchased by the Company under this program at an aggregate purchase price of $539,000.

Chief Executive Officer’s Review/First Quarter

“As reported in our year end release for 2015, the sales softness in certain J. Alexander’s/Redlands Grill restaurants that impacted results in last year’s final quarter continued in the first quarter of 2016,” said Lonnie J. Stout II, President and Chief Executive Officer of the Company.

Stout also noted that the first quarter of 2015 was a particularly strong quarter for the J. Alexander’s/Redlands Grill restaurants, reflecting a same store sales increase of 6.1% compared to the first quarter of 2014, and that average weekly same store sales within this group of restaurants increased from $92,000 per week in 2010 to $118,600 per week in 2015, a compounded annual growth rate of 5.2% during the five year period.

Stout said the Company’s Stoney River Steakhouse and Grill concept turned in another solid quarter. “We were pleased with the increase in Stoney River’s average weekly same store sales during the first quarter of 2016 and particularly pleased with the 5.0% increase in average weekly sales per restaurant within the Stoney River concept, which reflects the impact of our recently opened Stoney River in Germantown, Tennessee. Since this restaurant opened, sales have averaged in excess of $115,000 each week.”

Stout said the Company’s consolidated operating profits for the first quarter of 2016 were $3,172,000 as compared to $5,376,000 recorded in the corresponding quarter a year ago. “On the positive side, we estimated our annual effective tax rate going into 2016 would be 30% whereas the actual calculation yielded an effective tax rate of approximately 21% for the first quarter of 2016.”

For the quarter ended April 3, 2016, the Company’s restaurant labor and related costs as a percent of net sales were 29.8% as compared to 29.2% in the first quarter a year earlier. Other restaurant operating expenses totaled 19.4% of net sales for both the first quarter of 2016 as well as the corresponding quarter in 2015.

The average weekly guest counts within the same store base for the Company’s Stoney River Steakhouse and Grill restaurants were down 0.5% for the first quarter of 2016. Guest counts within the same store base at the Company’s J. Alexander’s/Redlands Grill concept decreased by 1.5% in the most recent quarter.

Average weekly guest checks, which include alcoholic beverage sales, for the J. Alexander’s/Redlands Grill restaurants decreased 1.5% to $30.54 in the first quarter of 2016 compared to $31.01 during the corresponding quarter of 2015. Average guest checks for the Stoney River Steakhouse and Grill concept were down 1.8% to $44.96 in the first quarter of 2016 compared to $45.79 during the first quarter of 2015. The effect of menu pricing for the quarter just ended was estimated to be a 0.8% decrease for the J. Alexander’s/Redlands Grill restaurants and a 0.4% increase for the Stoney River Steakhouse and Grill restaurants compared to the same quarter a year earlier.

Stout added that, as a public company once again, there are certain fees and expenses now being incurred which were not present during the years the Company was a majority-owned subsidiary of FNFV.

“In the most recent quarter, we incurred approximately $250,000 of public company costs that we did not incur last year. We also incurred consulting fees of $160,000 during the first quarter of 2016 from our management agreement with Black Knight Advisory Services, LLC (“Black Knight”). Profits interest compensation expense for Black Knight was $594,000 in the first quarter of 2016.”

Outlook For 2016/Guidance

“We’re offering lower-priced features in selected J. Alexander’s/Redlands Grill markets and have modified menus and pricing in most of our Ohio restaurants to address sales issues,” Stout noted. “We believe this will contribute toward moving us back on track to build sales.”

Based upon current information, Stout said the Company’s previously released guidance for 2016 as disclosed in the Company’s release dated March 9, 2016, with the exception of the 2016 effective tax rate previously noted, remains unchanged.

Restaurant Development

On January 25, 2016, the Company opened a new Stoney River Steakhouse and Grill in Germantown, TN, near Memphis. The Company also has two J. Alexander’s restaurants under lease scheduled to open during the fourth quarter of this year, one in Raleigh, NC and one in Lexington, KY. The Company expects to open the 12th Stoney River Steakhouse and Grill restaurant in the final quarter of this year at a site soon to be announced. The Company is also continuing its program to transition selected J. Alexander’s restaurants to Redlands Grill restaurants by the end of the current year.

Conference Call

The Company will hold a conference call on Wednesday, May 4, at 10 a.m. Central time to discuss its financial results for the first quarter ended April 3, 2016. The conference call can be accessed live over the phone by dialing 1-877-407-0789 (Toll-Free) or 1-201-689-8562 (Toll/International). To access the call via the internet, go to the J. Alexander’s website at http://investor.jalexandersholdings.com or http://public.viavid.com/index.php?id=119040.

A replay of the conference call will be available shortly following the conclusion of the call at http://investor.jalexandersholdings.com and http://public.viavid.com/index.php?id=119040, as well as by dialing 1-877-870-5176 or 1-858-384-5517 and providing the access code 13634651. The replay will be accessible through May 11, 2016 via telephone and for 30 days on the internet.

About J. Alexander’s Holdings, Inc.

J. Alexander’s Holdings, Inc. is a collection of restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. The Company presently operates three complementary restaurant concepts: J. Alexander’s, Redlands Grill and Stoney River Steakhouse and Grill.

J. Alexander’s Holdings, Inc. presently operates 42 restaurants in 14 states. The Company has its headquarters in Nashville, TN.

Forward-Looking Statements

This press release issued by J. Alexander’s Holdings, Inc. contains forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding our expectations, intentions or strategies regarding the future. These forward-looking statements are based on management’s beliefs as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including the Company’s ability to maintain satisfactory guest count levels and maintain or increase sales and operating margins in its restaurants under varying economic conditions; the effect of higher commodity prices, unemployment and other economic factors on consumer demand; increases in food input costs or product shortages and the Company’s response to them; the number and timing of new restaurant openings and the Company’s ability to operate them profitably; competition within the casual dining industry; as well as other risks and uncertainties described under the headings “Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2016. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Mark A. Parkey

Chief Financial Officer

(615) 269-1900

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited in thousands, except per share amounts)

	Quarter ended
	April 3 2016	March 29 2015
Net sales	$56,879	$56,184
Costs and expenses:
Cost of sales	18,090	17,447
Restaurant labor and related costs	16,939	16,415
Depreciation and amortization of restaurant property and equipment	2,172	1,994
Other operating expenses	11,012	10,910

Total restaurant operating expenses	48,213	46,766
Transaction and integration expenses	47	62
General and administrative expenses	5,109	3,978
Pre-opening expense	338	2

Total operating expenses	53,707	50,808

Operating income	3,172	5,376

Other income (expense):
Interest expense	(182)	(443)
Other, net	9	28

Total other expense	(173)	(415)

Income from continuing operations before income taxes	2,999	4,961
Income tax expense	(603)	(82)
Loss from discontinued operations, net	(106)	(106)

Net income	$2,290	$4,773

Adjusted EBITDA(1)	$6,728	$7,811

Basic Earnings per share:
Income from continuing operations, net of tax	$0.16	$0.33
Loss from discontinued operations, net	(0.01)	(0.01)

Basic earnings per share	$0.15	$0.32

Diluted Earnings per share:
Income from continuing operations, net of tax	$0.16	$0.33
Loss from discontinued operations, net	(0.01)	(0.01)

Diluted earnings per share	$0.15	$0.32

Weighted average common shares outstanding(2):
Basic	14,998	15,000
Diluted	15,019	15,000

(1) -	See definitions and reconciliation attached.
(2) -	Weighted average common shares outstanding for the prior year are based on the number of shares outstanding at the date of the Company’s spin-off from Fidelity National Financial Ventures, LLC as if all shares had been outstanding since December 29, 2014.

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

Percentages of Sales (Unaudited)

	Quarter ended
	April 3 2016	March 29 2015
Net sales	100.0%	100.0%
Costs and expenses:
Cost of sales	31.8	31.1
Restaurant labor and related costs	29.8	29.2
Depreciation and amortization of restaurant property and equipment	3.8	3.5
Other operating expenses	19.4	19.4

Total restaurant operating expenses	84.8	83.2
Transaction and integration expenses	0.1	0.1
General and administrative expenses	9.0	7.1
Pre-opening expense	0.6	0.0

Total operating expenses	94.4	90.4

Operating income	5.6	9.6

Other income (expense):
Interest expense	(0.3)	(0.8)
Other, net	0.0	0.0

Total other expense	(0.3)	(0.7)

Income from continuing operations before income taxes	5.3	8.8
Income tax expense	(1.1)	(0.1)
Loss from discontinued operations, net	(0.2)	(0.2)

Net income	4.0%	8.5%

Adjusted EBITDA	11.8%	13.9%

Note: Certain percentage totals do not sum due to rounding.

Average weekly sales per restaurant:
J. Alexander’s Restaurant/Redlands Grill	$114,300	$117,900
Percent change	-3.1%

Stoney River Steakhouse and Grill	$78,300	$74,600
Percent change	5.0%

Average weekly same store sales per restaurant:
J. Alexander’s Restaurant/Redlands Grill	$115,000	$118,600
Percent change	-3.0%

Stoney River Steakhouse and Grill	$75,100	$74,600
Percent change	0.7%

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited in thousands)

	April 3 2016	January 3 2016
Assets
Current assets:
Cash and cash equivalents	$10,603	$13,424
Other current assets	4,893	5,555

Total current assets	15,496	18,979
Other assets	6,106	6,388
Property and equipment, net	88,660	89,313
Goodwill	15,737	15,737
Tradename and other indefinite-lived intangibles	25,155	25,155
Deferred Charges, net	251	264

	$151,405	$155,836

Liabilities and Stockholders’ Equity
Current liabilities	$16,745	$22,553
Long term debt, net of portion classified as current and unamortized deferred loan costs	18,831	19,226
Deferred compensation obligations	5,797	5,715
Deferred income taxes	4,079	5,002
Other long-term liabilities	4,575	4,537
Stockholders’ equity	101,378	98,803

	$151,405	$155,836

J. Alexander’s Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited in thousands)

	Quarter ended
	April 3 2016	March 29 2015
Cash flows from operating activities:
Net income	$2,290	$4,773
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	2,238	2,071
Equity-based compensation expense	824	129
Other, net	(508)	145
Changes in assets and liabilities, net	(3,917)	(4,993)

Net cash provided by operating activities	927	2,125
Cash flows from investing activities:
Purchase of property and equipment	(2,902)	(3,005)
Other investing activities	(143)	(45)

Net cash used in investing activities	(3,045)	(3,050)
Cash flows from financing activities:
Payments on long-term debt and obligations under capital leases	(417)	(421)
Other financing activities	(286)	—

Net cash used in financing activities	(703)	(421)

Decrease in cash and cash equivalents	(2,821)	(1,346)
Cash and cash equivalents at beginning of period	13,424	13,301

Cash and cash equivalents at end of period	$10,603	$11,955

Supplemental disclosures:
Property and equipment obligations accrued at beginning of period	$1,845	$1,444
Property and equipment obligations accrued at end of period	574	792
Cash paid for interest	168	116
Cash paid for income taxes	1,145	14

J. Alexander’s Holdings, Inc. and Subsidiaries

Adjusted EBITDA Reconciliation

(Unaudited in thousands)

Non-GAAP Financial Measures

Within this press release, we present the following non-GAAP financial measures which we believe are useful to investors as key measures of our operating performance:

We define “Adjusted EBITDA” as net income (loss) before interest expense, income tax (expense) benefit, depreciation and amortization, and adding asset impairment charges and restaurant closing costs, loss on disposals of fixed assets, transaction and integration costs, non-cash compensation, loss from discontinued operations, gain on debt extinguishment, pre-opening costs and certain unusual items. Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors because it provides information regarding certain financial and business trends relating to our operating results. Adjusted EBITDA does not fully consider the impact of investing or financing transactions as it specifically excludes depreciation and interest charges, which should also be considered in the overall evaluation of our results of operations.

We define “Restaurant Operating Profit” as net sales less restaurant operating costs, which are cost of sales, restaurant labor and related costs, depreciation and amortization of restaurant property and equipment, and other operating expenses. Restaurant Operating Profit is a non-GAAP financial measure that we believe is useful to investors because it provides a measure of profitability for evaluation that does not reflect corporate overhead and other non-operating or unusual costs. “Restaurant Operating Profit Margin” is the ratio of Restaurant Operating Profit to net sales.

Our management uses Adjusted EBITDA and Restaurant Operating Profit to evaluate the effectiveness of our business strategies. We caution investors that amounts presented in accordance with the above definitions of Adjusted EBITDA or Restaurant Operating Profit may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP financial measures in the same manner. Adjusted EBITDA and Restaurant Operating Profit should not be assessed in isolation from, or construed as a substitute for, net income or net cash provided by operating, investing or financing activities, each as presented in accordance with GAAP.

A reconciliation of these non-GAAP financial measures to the closest GAAP measure is set forth in the following tables:

	Quarter ended
	April 3 2016	March 29 2015
Net income	$2,290	$4,773
Income tax expense	603	82
Interest expense	182	443
Depreciation and amortization	2,255	2,084

EBITDA	5,330	7,382
Transaction and integration expenses	47	62
Loss on disposal of fixed assets	44	88
Asset impairment charges and restaurant closing costs	1	1
Non-cash compensation	862	170
Loss from discontinued operations, net	106	106
Pre-opening expense	338	2

Adjusted EBITDA	$6,728	$7,811

Note 1:	For purposes of computing Adjusted EBITDA, the $594 in non-cash compensation associated with a profits interest grant issued to Black Knight Advisory Services, LLC (“BKAS”) on October 6, 2015 has been included in “Non-cash compensation” above. Additional expenses associated with the Company’s management agreement with BKAS totaling $160 are included in general and administrative expenses and have not been included in the reconciliation set forth above.

J. Alexander’s Holdings, Inc. and Subsidiaries

Restaurant Operating Profit Reconciliation

(Unaudited in thousands)

	Quarter ended
	April 3 2016	March 29 2015
Net income	$2,290	$4,773
Loss from discontinued operations, net	106	106
Income tax expense	603	82
Interest expense	182	443
Other, net	(9)	(28)
General and administrative expenses	5,109	3,978
Transaction and integration expenses	47	62
Pre-opening expense	338	2

Restaurant Operating Profit	$8,666	$9,418